Exhibit 1.1

EXECUTION

2,778,000 Shares

CANADIAN SOLAR INC.

Common Shares

UNDERWRITING AGREEMENT

February 11, 2014

CREDIT SUISSE SECURITIES (USA) LLC
Eleven Madison Avenue
New York, New York 10010
United States of America

J.P. MORGAN SECURITIES LLC
383 Madison Avenue
New York, New York 10179
United States of America

As Representatives of the Several Underwriters

Ladies and Gentlemen:

1.         Introductory. Canadian Solar Inc., a Canada Business Corporations Act corporation (“Company”), agrees with the several Underwriters named in Schedule A hereto (“Underwriters”) to issue and sell to the several Underwriters 2,778,000 shares (“Firm Securities”) of its common shares, no par value, (“Securities”) and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 416,700 additional shares (“Optional Securities”) of its Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.” Substantially concurrent with the offering of the Offered Securities, the Company will conduct an offering under Rule 144A and Regulation S under the Act of its convertible senior notes due 2019 (the “Concurrent Offering”).

2.         Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the several Underwriters that:

(a)         Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form F-3 (No. 333-189895), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 6:00 pm (Eastern time) on the date of this Agreement.

“Basic Prospectus,” as used herein, means the base prospectus filed as part of each Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the United States Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“NASDAQ” means the NASDAQ Stock Market LLC.

“Prospectus” means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement, including any documents incorporated by reference therein.

“Prospectus Supplement” means the final prospectus supplement, relating to the Offered Securities, filed by the Company with the Commission pursuant to Rule 424(b) under the Act within the time period prescribed therein, in the form furnished by the Company to the Representatives in connection with the offering of the Offered Securities.

“Rule 462(b) Registration Statement” means any registration statement on Form F-3 filed under Rule 462(b) under the Act to increase the maximum amount of securities registered under the Registration Statement.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the NASDAQ.

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

Unless otherwise specified, (i) a reference to a “Rule” is to the indicated rule under the Act and (ii) a reference to any document includes any document incorporated by reference therein.

(b)                                           Compliance with Act Requirements.  (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c)                                            Shelf Registration Statement.  The date of this Agreement is not more than three years subsequent to the initial effective time of the Registration Statement.

(d)                                           Ineligible Issuer Status.  (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(e)                                            General Disclosure Package.  As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary prospectus supplement of the Company, dated February 11, 2014 and filed with the Commission on February 11, 2014, including the base prospectus of the Company, dated July 11, 2013 which formed part of the Registration Statement (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) did any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, include any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in Section 8(b) hereof.

(f)                                             Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g)                                            Financial Statements.  The financial statements of the Company, together with the related notes, set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply as to form in all material respects with the requirements of the Rules and Regulations and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States consistently applied throughout the periods involved. Deloitte Touche Tohmatsu Certified Public Accountants LLP (“Deloitte”), which has expressed its opinion with respect to the financial statements and schedules incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus, is an independent public accounting firm with respect to the Company and its subsidiaries as required by the Act and the Exchange Act and the rules and regulations of the Commission thereunder.

(h)                                           Good Standing of the Company.  The Company has been duly organized, is validly existing as a corporation in good standing under the laws of Canada, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the Company and its subsidiaries, taken as a whole, or adversely affect the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Registration Statement, the General Disclosure Package and the Prospectus (“Material Adverse Effect”).

(i)                                               Subsidiaries.  All of the subsidiaries of the Company as of January 31, 2014 are listed on Schedule C to this Agreement except for certain subsidiaries of the Company that are not material to the business or prospects of the Company individually or taken together as a group.  Each subsidiary of the Company has been duly organized, is validly existing as a corporation, partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its respective property and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. Each subsidiary’s business license, if applicable, is in full force and effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued or paid in installments in accordance with applicable procedures under the laws and regulations of the People’s Republic of China (the “PRC”), are fully paid and non-assessable and, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims and were issued in compliance with the laws of the PRC or other applicable securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. The articles of association of each subsidiary comply with the requirements of applicable law, including the PRC Company Law (to the extent applicable), and are in full force and effect.

(j)                                              Authorization of Agreement.  The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(k)                                           Authorization and Description.  The Company has an authorized capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus; and all of the outstanding Common Shares have been duly authorized and are validly issued, fully paid and non-assessable, were issued in compliance with all United States federal and state, Canadian provincial and other applicable securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right and conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. All of the Company’s options, warrants and other rights to purchase or exchange any securities for the Company’s Common Shares have been duly authorized and validly issued, conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus and were issued in compliance with all United States federal and state, Canadian provincial and other applicable securities laws.

(l)                                               Shares.  The Offered Securities have been duly authorized, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, will be validly issued, fully paid and non-assessable, and will be issued in compliance with all United States federal and state, Canadian provincial and other applicable securities laws and the issuance of the Offered Securities will not be subject to any preemptive rights, rights of first refusal or similar rights.

(m)                                       Absence of Defaults and Conflicts Resulting from Transaction.  The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, and the issuance and sale of the Offered Securities, the consummation of the Concurrent Offering and the application of the proceeds thereof, does not and will not conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance on any property or assets of the Company and its subsidiaries pursuant to, (i) the articles of the Company or the organizational or other governing documents of any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (ii) or (iii) above, for (x) such conflicts, breaches, violations, liens, charges or encumbrances that, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(n)                                           Absence of Further Requirements.  No consent, approval, authorization, filing with or order of any court or governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as has been obtained under the Act, and such as may be required under the blue sky laws of any state of the United States or Canadian province in connection with the purchase and distribution of the Offered Securities by the Underwriters in the manner contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus.

(o)                                           No Material Adverse Change in Business.  Subsequent to the dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any change in the capital stock or long-term borrowings of the Company or any of its subsidiaries or any material adverse change, or any development that would reasonably be expected to result in a material adverse change in the condition (financial or otherwise), or in the results of operations, shareholders’ equity, management, properties, business or prospects of Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(p)                                           No Material Liabilities or Obligations.  Subsequent to the dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock.

(q)                                           Title to Property.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and each of its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Registration Statement, the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its subsidiaries.

(r)                                              Insurance.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as are prudent and customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company and its subsidiaries are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(s)                                             Statistical and Market-Related Data.  The statistical and market-related data included under the caption “Risk Factors” in the General Disclosure Package and the Prospectus and under the captions “Item 3. Key Information,” “Item 4. Information on the Company” and “Item 5. Operating and Financial Review and Prospects” in the Company’s most recent Annual Report on Form 20-F, in each case as updated by the General Disclosure Package, and the consolidated financial statements of the Company and its subsidiaries incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects; and the selected operating data of the Company included under the caption “Selected Consolidated Financial Data” in the Registration Statement, the General Disclosure Package and the Prospectus and under the captions “Item 3. Key Information — Selected Financial Data” and “Item 5. Operating and Financial Review and Prospects” in the Company’s most recent Annual Report on Form 20-F, as updated by the General Disclosure Package, are based on or derived from the Company’s internal records and are accurate in all material respects.

(t)                                              Litigation.  There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in the Registration Statement, the General Disclosure Package and the Prospectus or proceedings that, if determined adversely to the Company or any of its subsidiaries, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(u)                                           Accurate Disclosure.  There are no contracts or other documents of a character required to be described in the Registration Statement, the General Disclosure Package and the Prospectus or to be filed as exhibits to the Company’s most recent Annual Report on Form 20-F, that are not described and filed (as exhibits either to the Company’s most recent Annual Report on Form 20-F or to an amendment thereto) as required. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received any communication that would reasonably cause it to believe that any other party to any such contract, agreement or arrangement has any intention not to render full performance as contemplated by the terms thereof. The statements made under the captions “Risk Factors” and “Plan of Distribution” under the Registration Statement, under the captions “Summary,” “Risk Factors” and “Plan of Distribution” in the the General Disclosure Package and the Prospectus and under the captions “Item 3. Key Information — Risk Factors,” “Item 4. Information on the Company,” “Item 5. Operating and Financial Review and Prospects,” “Item 6. Directors, Senior Management and Employees” and “Item 7. Major Shareholders and Related Party Transactions” in the Company’s most recent Annual Report on Form 20-F, as updated by the General Disclosure Package, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations and contracts and other documents in all material respects.

(v)                                           No Suspension of Trading.  No governmental authority has issued any order preventing or suspending the trading of the Company’s securities or the distribution of the Offered Securities and the Company is not aware of any investigation, order, inquiry or proceeding which has been commenced or which is pending, contemplated or threatened by any such authority against the Company or its subsidiaries.

(w)                                         No Relationships.  No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, on the other hand, that is required to be described in the Registration Statement, the General Disclosure Package and the Prospectus which is not so described.

(x)                                           Absence of Labor Dispute.  No labor disturbance by the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(y)                                           No Benefits.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has no material obligation to provide retirement, death or disability benefits to any of the present or past employees of the Company or any subsidiary, or any other person.

(z)                                            Tax Returns.  The Company and each of its subsidiaries have filed all national, central government, federal, state, provincial, territorial and local and foreign income, franchise and other tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon, except for any such tax returns or any such taxes with respect to which the failure to file or the failure to pay would not, in the aggregate, reasonably be expected to have a Material Adverse Effect and except for any taxes that are being contested in good faith and by appropriate proceedings and for which adequate reserves have been provided in accordance with the generally accepted accounting principles in the United States; and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies, in each case that could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa)                                    Absence of Existing Defaults and Conflicts.  Neither the Company nor any of its subsidiaries (i) is in violation of its articles or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb)                                    Environmental Laws.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except, where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect and (iv) have not received notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (A) there are no proceedings that are pending, or that have been threatened, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, (B) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (C) none of the Company and its subsidiaries anticipates any material capital or operating expenditures relating to Environmental Laws.

(cc)                                      Foreign Corrupt Practice Act.  Neither the Company nor any of its subsidiaries nor any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the U.K. Bribery Act of 2010, as amended and any other applicable anti-bribery or anti-corruption rules or regulations (collectively, the “Anti-Corruption Rules”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Anti-Corruption Rules; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the Anti-Corruption Rules and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(dd)                                    Anti-money Laundering.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, all applicable money laundering statutes to which any of the Company or its subsidiaries is subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.  The Company, its subsidiaries and, to the knowledge of the Company, its affiliates have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with the Money Laundering Laws.

(ee)                                      OFAC.  None of the Company, any subsidiary or any director or officer of the Company or any subsidiary or, to the knowledge of any of them after due inquiry, any employee, agent, affiliate or representative of the Company or any subsidiary or other person acting on its or their behalf is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is the subject of any sanctions administered or enforced by the United States Government (including, without limitation, by the U.S. Department of the Treasury’s Office of Foreign Assets Control), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).  The Company will not, directly or indirectly, use the proceeds of the offering of the Offered Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to fund any activities or business of or with any Person or in any country or territory that, at the time of such funding, is, or whose government is, the subject of Sanctions or in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as initial purchaser, advisor, investor or otherwise).  The Company has not knowingly engaged, and the Company is not now knowingly engaged or will knowingly engage, in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions. The Company, its subsidiaries and, to the knowledge of the Company, its affiliates have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with the laws and regulations imposing Sanctions.

(ff)                                        Investment Company Act.  The Company is not, and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus, and the consummation of the Concurrent Offering and the application of the proceeds therefrom, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(gg)                                      PFIC Status.  The Company believes that it was not a “passive foreign investment company” (a “PFIC”), as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and, based on the current projections regarding the composition of the Company’s income and valuation of its assets and operations, the Company does not expect to become a PFIC in the foreseeable future.

(hh)                                    No Taxes.  No stamp, issue, registration, documentary, transfer or other similar taxes and duties, including interest and penalties, are payable in Canada on or in connection with the issuance and sale of the Offered Securities by the Company, the resale of the Offered Securities by the Underwriters in accordance with this Agreement or the execution and delivery of this Agreement.

(ii)                                            No Contingent Obligations.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding guarantees or other contingent obligations of the Company or any subsidiary that would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj)                                          Absence of Manipulation.  Neither the Company nor, to the Company’s knowledge, any of its affiliates (within the meaning of Rule 144 under the Act), has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(kk)                                    FINRA.  To the Company’s knowledge, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and any of the Company’s officers, directors or 5% or greater securityholders.

(ll)                                            Possession of Intellectual Property.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, to the Company’s knowledge, the Company owns or possesses, or has the right to use or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property”) currently employed by it in commerce, in connection with the business now operated by it, except where the failure to own or possess or otherwise be able to acquire such Intellectual Property would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus, to the Company’s knowledge, the Company is not infringing or conflicting with asserted rights of others with respect to any of such Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(mm)                            Possession of Authorizations.  Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations, certificates and other approvals (each, an “Authorization”) of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable foreign laws, as are necessary to operate its respective properties and to conduct its business, except to the extent the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other material impairment of the rights of the holder of any such Authorization, except to the extent such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, be reasonably be expected to have a Material Adverse Effect.

(nn)                                    Dividends; Payments in Foreign Currency.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus: (i) none of the Company or any of the subsidiaries is currently prohibited, directly or indirectly, from paying any dividends or other distributions, or from making any other distribution on its equity interest; (ii) all dividends and other distributions declared and payable upon the equity interests in the Company and the subsidiaries may be converted into foreign currency that may be freely transferred out of Canada or the PRC, as the case may be; and (iii) all such dividends and other distributions are otherwise free and clear of any other tax, withholding or deduction in Canada and the PRC, in each case without the necessity of obtaining any consent in Canada or the PRC, except such as have been obtained.

(oo)                                    No Sovereign Immunity.  None of the Company or any of the subsidiaries nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment prior to or in aid of execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment. The irrevocable and unconditional waiver and agreement of the Company in this Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of the PRC and Canada.

(pp)                                    Internal Controls.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and each of the subsidiaries (i) make and keep accurate books and records and (ii) maintain and have maintained effective internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus is accurate.

(qq)                                    eXtensible Business Reporting Language.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(rr)                                          Disclosure Controls and Procedures.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and each of the subsidiaries (i) have established and maintain disclosure controls and procedures (as defined in Rules 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and the subsidiaries in the reports filed or submitted under the Exchange Act is accumulated and communicated to managements of the Company and the subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding disclosure to be made and (iii) such disclosure controls and procedures are effective to a reasonable level of assurance to perform the functions for which they were established.

(ss)                                        No Weaknesses, Deficiencies or Change in Internal Controls.  Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated), (ii) no significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of the subsidiaries to record, process, summarize and report financial data, and (iii) no change in the internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(tt)                                          Compliance with Sarbanes-Oxley.  As of the date of this Agreement, there is no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with the provisions Sarbanes-Oxley and the rules and regulations of the Commission promulgated thereunder.

(uu)                                    Critical Accounting Policies.  The section entitled “Item 5. Operating and Financial Review and Prospects — Operating Results — Critical Accounting Policies” in the Company’s most recent Annual Report on Form 20-F accurately describes in all material respects (A) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) the judgments and uncertainties affecting the application of the Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof. The Company’s audit committee of the board of directors and senior management have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies and have consulted with the Company’s independent accountants with regard to such disclosure.

(vv)                                    Foreign Private Issuer.  The Company is a “foreign private issuer” as defined in Rule 405 under the Act.

(ww)                                Choice of Law; Submission to Jurisdiction.  The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Canada and will be honored by courts in Canada, provided that such choice of law is bone fide (in the sense that it was not made with a view to avoiding the consequences of the laws of any other jurisdiction) and legal and provided that such choice of law is not contrary to public policy. The Company has the corporate power and capacity to submit, and, pursuant to Section 16 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of any court of the State of New York or the United States located in the Borough of Manhattan, The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and authorize, and pursuant to Section 16 of this Agreement has legally, validly, effectively and irrevocably designated, appointed and authorized, an authorized agent for service of process in any action arising out of or relating to this Agreement, the Registration Statement, the General Disclosure Package or the Prospectus or the offering of the Offered Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 16 of this Agreement.

(xx)                                    Canadian Enforceability.  This Agreement is in proper form to be enforceable in Canada in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in Canada of this Agreement it is not necessary that this Agreement be filed or recorded with any court or other authority in Canada (other than court filings in the ordinary course of proceedings) or that any stamp or similar tax in Canada (other than nominal stamp or similar tax payable in the ordinary course of proceedings) be paid on or in respect of this Agreement or any other documents to be furnished hereunder or thereunder.

(yy)                                    Enforcement of Judgments.  Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein that is not impeachable as void or voidable under the laws of the State of New York would be recognized and enforced against the Company without re-examination of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty by the courts of Ontario (other than in the normal course of proceeding), provided that (A) such New York courts had proper jurisdiction over the parties subject to such judgment; (B) such judgment was not obtained by fraud or in a manner contrary to natural justice; (C) the enforcement of the judgment would not be contrary to public policy as such term is understood under the laws of Ontario or contrary to any order made by the Attorney General of Canada under the Foreign Extra-Territorial Measures Act (Canada); (D) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Canada; (E) there is due compliance with the correct procedures under the laws of Canada; (F) the enforcement of such judgment does not constitute directly or indirectly the enforcement of revenue expropriatory or penal laws; and (G) the action to enforce such judgment is commenced within the applicable limitation period under the laws of Ontario. The Company is not aware of any reason why the enforcement in Canada of such a New York Court judgment would be, as of the date hereof, contrary to public policy of Canada or contrary to the public policy, state sovereignty or security of the PRC. This Section 2(yy) is subject in its entirety to the following qualifications and exceptions: (i) an Ontario Court has discretion to stay or decline to hear an action on a New York judgment if the New York Judgment is under appeal or there is another subsisting judgment in any jurisdiction relating to the same cause of action, (ii) an Ontario court will render judgment only in Canadian dollars, and (iii) an action in an Ontario Court on a New York judgment may be affected by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor’s rights generally.

(zz)                                      PRC Overseas Investment and Listing Regulations.  The Company has taken, or is in the process of taking, all reasonable steps to comply with, and to ensure compliance by each of its shareholders, option holders, directors, officers and employees that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange (the “SAFE”)) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each shareholder, option holder, director, officer, employee and participant that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations, as applicable.

(aaa)                             PRC Mergers and Acquisitions Rules.  The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and the SAFE on August 8, 2006, including the relevant provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The issuance and sale of the Offered Securities, the listing and trading of the Offered Securities on the NASDAQ and the consummation of the transactions contemplated by this Agreement are not and will not be, as of the date hereof or at Closing Date or an Option Closing Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the PRC Mergers and Acquisitions Rules.

(bbb)                             Material Contracts.  For the purposes of this Agreement, the term “Material Contract” shall refer to any agreement or instrument that would be expected to have a material effect on the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the Company or and its subsidiaries, taken as a whole. Material Contracts shall include, but not be limited to, the agreements and instruments that were filed or incorporated by reference as exhibits to the Company’s most recent Annual Report on Form 20-F. Neither the Company nor any of the subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the Material Contracts (other than purchase orders and supply contracts), and no such termination or non-renewal has been threatened by the Company or any of the subsidiaries or, to the Company’s knowledge, any other party to any Material Contract (other than purchase orders and supply contracts).

(ccc)           No Finder’s Fee.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(ddd)          No Registration Rights.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and the Registration Statement, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act.

(eee)           Listing.  The Offered Securities have been approved for listing on the NASDAQ, subject only to notice of issuance, and all issued and outstanding Common Shares are duly listed on the NASDAQ.

(fff)            Actively-Traded Security.  The Common Shares are an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection 101(c)(1) of such rule.

(ggg)           1471(b) Agreements.  As of the date hereof, the Company does not intend to enter into any agreement pursuant to Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended, or Treasury regulations thereunder.

(hhh)          No Similar Arrangements.  The Company has not entered into any other sales agency or distribution agreements or similar arrangements with any agent or other representative in respect of the Offered Securities and the equity shelf program established by this Agreement, the terms of which that have not been properly and duly waived.

Any certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Offered Securities shall be deemed a representation and warranty by the Company, as to the matters covered thereby, to the Underwriters.

3.             Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $36.00 per share, the respective number of shares of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to a bank account or accounts designated by the Company to the Representatives drawn to the order of the Company at the office of Davis Polk & Wardwell, The Hong Kong Club Building, 3 Chater Road, Hong Kong, at 9:00 A.M., New York time, on February 18, 2014 or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Davis Polk & Wardwell at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to the Company substantially in the form attached hereto as Exhibit B-4 from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by the Representatives to eliminate fractional shares) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date,” which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by wire transfer to a bank account or accounts designated by the Company to the Representatives drawn to the order of the Company, at the above office of Davis Polk & Wardwell.  The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Davis Polk & Wardwell at a reasonable time in advance of such Optional Closing Date.

4.             Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

5.             Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a)   Filing of Prospectuses.  The Company has filed or will file each Statutory Prospectus (including the Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representatives, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement.  The Company has complied and will comply with Rule 433.

(b)   Filing of Amendments; Response to Commission Requests.  The Company will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Representatives a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Representatives promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)   Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)   Rule 158.  As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(e)   Furnishing of Prospectuses.  The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request.  The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)    Blue Sky Qualifications.  The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will continue such qualifications in effect so long as required for the distribution.

(g)   Reporting Requirements.  During the period of three years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system, it is not required to furnish such reports or statements to the Representatives or the other Underwriters.

(h)   Payment of Expenses.  The Company will pay all costs, expenses, fees and taxes in connection with (1) the preparation and filing of the Registration Statement, any preliminary prospectus, the General Disclosure Package, the Prospectus, any Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and, as applicable, to dealers, investors and prospective investors (including costs of mailing and shipment), (2) the registration, issue and delivery of the Offered Securities, (3) the qualification of the Offered Securities for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Representatives designate and the preparation, printing and furnishing to the Underwriters of memoranda relating thereto (including the fees and disbursements of counsel to the Underwriters in connection therewith), (4) the listing of the Offered Securities on the NASDAQ and any other applicable national and foreign exchanges, (5) any registration of the Offered Securities under the Exchange Act, (6) any filing for review of the public offering of the Offered Securities by FINRA, (7) the fees and disbursements of any transfer agent or registrar for the Offered Securities, (8) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Offered Securities to prospective investors, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company, and any such consultants, (9) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firm, (10) the fees and disbursements of counsel to the Underwriters not exceeding $177,500, (11) the fees and expenses of the Underwriters incurred for the offering of the Offered Securities as contemplated hereunder (including any road show expenses but excluding any underwriter counsel fees as provided in sub-clause (10) above), which shall not exceed $40,000 and (12) the performance of the Company’s other obligations hereunder.

(i)    Use of Proceeds.  The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(j)    Absence of Manipulation.  The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(k)   Taxes.  The Company will indemnify and hold harmless the Underwriters against any documentary, stamp, issue, transfer or similar tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the execution and delivery of the Transaction Documents. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.  For the avoidance of doubt, the Company shall not be required to pay any additional amounts in respect of taxes imposed on the net income of the Underwriters.

(l)    Restriction on Sale of Securities.  For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities; (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities; (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities; (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act; or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives; except that such restrictions shall not apply to: (A) the Offered Securities to be sold hereunder; (B) Lock-Up Securities issuable upon conversion, exchange or exercise of any outstanding securities of the Company as disclosed in the General Disclosure Package; (C) Lock-Up Securities issued pursuant to any employee benefit plan or stock incentive plan or arrangement of the Company in effect on the date hereof, which plan or arrangement is disclosed in the General Disclosure Package, including the issuance of securities upon the exercise or sale of any securities issued or outstanding under such plan, the grant of employee stock options pursuant to such plans and transfer of Lock-Up Securities in connection with the withholding or payment of taxes due in connection with any vesting of restricted stock units under such plan; and (D) Lock-Up Securities sold and issuable pursuant to the Concurrent Offering; the initial Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that the Representatives consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.  The Company will provide the Representatives with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

6.             Free Writing Prospectuses.  The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

7.             Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein on such Closing Date, to the accuracy of the statements of Company officers made pursuant to the provisions of this Section 7, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)   Accountants’ Comfort Letters.  The Underwriters shall have received letters, dated, respectively, the date hereof and each Closing Date, of Deloitte, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance satisfactory to the Representatives.

(b)   Filing of Prospectus.  The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.  Any Issuer Free Writing Prospectus shall have been timely filed with the Commission pursuant to Rule 433.

(c)   No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in either U.S., Canadian or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or NASDAQ, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal, New York or Canadian authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States, Canada or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or Canada, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)   Opinion of WeirFoulds LLP.  The Underwriters shall have received an opinion, dated such Closing Date, of WeirFoulds LLP, Canadian counsel for the Company, to the effect set forth in Exhibit B-1 hereto.

(e)   Opinion of Kirkland & Ellis International LLP.  The Underwriters shall have received an opinion or opinions, dated such Closing Date, of Kirkland & Ellis International LLP, counsel for the Company, to the effect set forth in Exhibit B-2 hereto.

(f)    Opinion of Zhong Lun Law Firm.  The Underwriters shall have received an opinion, dated the Closing Date, of Zhong Lun Law Firm, PRC counsel for the Company, to the effect set forth in Exhibit B-3 hereto.

(g)   Opinion of Counsel for Underwriters.  The Underwriters shall have received from Davis Polk & Wardwell, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.  In rendering such opinion, Davis Polk & Wardwell may rely as to the incorporation of the Company and all other matters governed by Canadian law upon the opinion of WeirFoulds LLP referred to above and as to all other matters governed by PRC law upon the opinion of Zhong Lun Law Firm referred to above.

(h)   Opinion of PRC Counsel for Underwriters.  The Underwriters shall have received from King & Wood Mallesons, PRC counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(i)    Lock-Up Letters. The Representatives shall have received lock-up letters, each substantially in the form of Exhibit A hereto, from certain officers and directors of the Company, delivered to the Representatives on or before the date hereof, which lock-up letters shall be in full force and effect on the Closing Date.

(j)    Officers’ Certificate.  The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(k)   CFO Certificate.  The Representatives shall have received on and as of the date of this Agreement and such Closing Date, a certificate of the chief financial officer of the Company in form and substance satisfactory to the Representatives.

(l)    Concurrent Offering. The Concurrent Offering shall not have been terminated.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably requests.  The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.             Indemnification and Contribution.  (a) Indemnification of Underwriters.  The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other U.S. federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)   Indemnification of Company.  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter is its name and address included in the Prospectus.

(c)   Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)   Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9.             Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.          Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect.  In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11.          Notices.  All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed or delivered and confirmed to the Representatives, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, United States of America, Attention: Legal & Compliance Department — Investment Banking Division and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, United States of America, Attention: Equity Syndicate Desk or, if sent to the Company, will be mailed or delivered and confirmed to Canadian Solar Inc., No. 199 Lushan Road, Suzhou New District, Suzhou, Jiangsu 215129, People’s Republic of China, Attention: Chief Financial Officer; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed or delivered and confirmed to such Underwriter.

12.          Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13.          Representation of Underwriters.  The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

14.          Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.          Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a)  No Other Relationship.  Each of the Representatives has been retained solely to act as underwriter in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and such Representative has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether such Representative has advised or is advising the Company on other matters;

(b)  Arms’ Length Negotiations.  The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)  Absence of Obligation to Disclose.  The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)  Waiver.  The Company waives, to the fullest extent permitted by law, any claims it may have against each of the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that each Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16.          Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York (“New York Court”) and irrevocably and unconditionally waives and agrees not to plead or claim in any New York Court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

The Company has irrevocably appointed CT Corporation System as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any director, officer, employee or agent of any Underwriter or any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto.  Such appointment shall be irrevocable.  The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

The obligation of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.  If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

17.          If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

[Signature Pages Follow]

Very truly yours,

CANADIAN SOLAR INC.

By:	/s/ Shawn (Xiaohua) Qu
Name: Shawn (Xiaohua) Qu
Title: Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Stefanie Bohm
Name: Stefanie Bohm
Title: Director

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

J.P. MORGAN SECURITIES LLC

By:	/s/ Gregor C. Feige
Name: Gregor C. Feige
Title: Executive Director

SCHEDULE A

Underwriter	Number of Firm Securities
Credit Suisse Securities (USA) LLC	1,269,546
J.P. Morgan Securities LLC	952,854
Nomura Securities International, Inc.	347,250
Roth Capital Partners, LLC	138,900
Northland Securities, Inc.	69,450
Total	2,778,000

A-1

SCHEDULE B

1.                                      General Use Free Writing Prospectuses (included in the General Disclosure Package)

None

2.                                      Other Information Included in the General Disclosure Package

The initial price to the public of the Offered Securities: $36.00 per share

Number of Firm Securities: 2,778,000 shares

Number of Optional Securities: Not more than 416,700 shares

B-1

SCHEDULE C

Subsidiary	Jurisdiction of Incorporation
Canadian Solar Inc.	Canada
CSI Solartronics (Changshu) Co., Ltd.	PRC
CSI Solar Technologies Inc.	PRC
CSI Solar Manufacture Inc.	PRC
Canadian Solar Manufacturing (Luoyang) Inc.	PRC
Canadian Solar Manufacturing (Changshu) Inc.	PRC
CSI Cells Co., Ltd.	PRC
Canadian Solar (USA) Inc.	USA
CSI Project Consulting GmbH	Germany
Canadian Solar Japan K.K.	Japan
Canadian Solar Solutions Inc.	Canada
CSI Solar Power (China) Inc.	PRC
Canadian Solar EMEA GmbH	Germany
Canadian Solar (Australia) Pty., Ltd.	Australia
Canadian Solar International Limited	Hong Kong
Canadian Solar O&M (Ontario) Inc.	Canada
CSI-Cenergy Holdings, LLC	USA
Suzhou Sanysolar Materials Technology Co., Ltd.	PRC
Canadian Solar South East Asia Pte., Ltd.	Singapore
CSI Project Holdco, LLC	USA
Canadian Solar Manufacturing (Suzhou) Inc.	PRC
Canadian Solar South Africa Pty., Ltd.	South Africa
Canadian Solar Brasil Servicos De Consultoria EM Energia Solar Ltda	Brazil
Canadian Solar Middle East Limited	United Arab Emirates
Canadian Solar International Project Holding Limited	Hong Kong
Euro Canadiense DE Generacion Fotovoltaica, S.L.	Spain
Canadian Solartronics (Suzhou) CO., Ltd.	PRC
Canadian Solar (Thailand) Ltd.	Thailand
2225228 Ontario Inc.3G Alfred	Canada
Tempest Power CorpRuttley (Ingleside)	Canada
2225238 Ontario Ltd. 3G GREELY	Canada
2225614 Ontario Ltd. Green Soldier Ott	Canada
2225615 Ontario Ltd. Green Soldier Ott	Canada
2225616 Ontario Ltd. Green Soldier Beck Ldg	Canada
2225617 Ontario Ltd. Green Soldier Buritts	Canada
2225256 Ontario Ltd. PMCKAY L1	Canada
2225338 Ontario Ltd. PMCKAY L2	Canada
2225342 Ontario Ltd. PMCKAY L3	Canada
2225345 Ontario Ltd. PMCKAY L4	Canada
2225348 Ontario Ltd. PMCKAY L5	Canada
2225350 Ontario Ltd. PMCKAY L6	Canada

Subsidiary	Jurisdiction of Incorporation
2225352 Ontario Ltd. PMCAY PERTH	Canada
2225355 Ontario Ltd. PMCKAY TRUE 1	Canada
2225357 Ontario Ltd. PMCKAY TRUE 2	Canada
2176052 Ontario Ltd. UC Solar Fit 3	Canada
2176089 Ontario Ltd. UC Solar Fit 4	Canada
2177618 Ontario Ltd. Saturn Ren Nes 2 (Westhill)	Canada
2225211 Ontario Ltd. Saturn Pembrok	Canada
2225212 Ontario Ltd. Saturn Ren 1	Canada
2225618 Ontario Ltd. Trillium Willow	Canada
2225619 Ontario Ltd. Trillium Tilson 1	Canada
2225253 Ontario Ltd. Trillium Tilson 2	Canada
CSI Solar Project 5 Inc.	Canada
CSI Solar Project 16 Inc.	Canada
Little Creek, 2243913 Ontario Corp	Canada
Glenarm LP,2172839 Ontario Corp	Canada
Val Caron LP, 2172837 Ontario Corp	Canada
Aria LP, 2235426 Ontario Corp	Canada
Beam Light LP, 2246099 Ontario Corp	Canada
City Lights LP, 2239279 Ontario Corp	Canada
Discovery Light LP, 2243932 Ontario Corp	Canada
Earth Light LP, 2243926 Ontario Corp	Canada
Foto Light LP, 2237116 Ontario Corp	Canada
Good Light LP, 2241656 Ontario Corp	Canada
Gold Light LP, 2243918 Ontario Corp	Canada
Illuminatio LP, 2241660 Ontario Corp	Canada
Lunar Light LP, 2241661 Ontario Corp	Canada
Mighty Solar LP, 2239277 Ontario Corp	Canada
Ray Light LP, 2237873 Ontario Corp	Canada
Sparkle Light LP, 2241665 Ontario Corp	Canada
CSI Solar Project 4 Inc.	Canada
Oro Medonte Solar Farm Inc.	Canada
MA1 Project, LLC	USA
MA2 Project, LLC	USA
CRY1 Project, LLC	USA
Wasco-Charca Holdco LLC	USA
Wasco II Project LLC	USA
Charca II Project LLC	USA
TA-Acacia LLC	USA
EE Kettleman Land LLC	USA
South Tamarisk Solar LLC	USA
SP Indigo Ranch C2 LLC	USA
SP Indigo Ranch B2 LLC	USA
SP Indigo Ranch A2 LLC	USA
Acacia Land Holdco LLC	USA

Subsidiary	Jurisdiction of Incorporation
Indigo Ranch Project Holdco LLC	USA
Tida Power 01 G.K.	Japan
Tida Power 02 G.K.	Japan
Tida Power 03 G.K.	Japan
Tida Power 04 G.K.	Japan
Tida Power 05 G.K.	Japan
Tida Power 06 G.K.	Japan
Tida Power 07 G.K.	Japan
Tida Power 08 G.K.	Japan
Tida Power 09 G.K.	Japan
Tida Power 10 G.K.	Japan
Tida Power 11 G.K.	Japan
Tida Power 12 G.K.	Japan
Tida Power 13 G.K.	Japan
Tida Power 14 G.K.	Japan
Tida Power 15 G.K.	Japan
Tida Power 16 G.K.	Japan
Tida Power 17 G.K.	Japan
Tida Power 18 G.K.	Japan
Tida Power 19 G.K.	Japan
Tida Power 20 G.K.	Japan
Tida Power 21 G.K.	Japan
Tida Power 22 G.K.	Japan
Tida Power 23 G.K.	Japan
Tida Power 24 G.K.	Japan
Tida Power 25 G.K.	Japan
Tida Power 26 G.K.	Japan
Tida Power 27 G.K.	Japan
Tida Power 28 G.K.	Japan
Tida Power 29 G.K.	Japan
Tida Power 30 G.K.	Japan
Tida Power 31 G.K.	Japan
Tida Power 32 G.K.	Japan
Tida Power 33 G.K.	Japan
Tida Power 34 G.K.	Japan
Tida Power 35 G.K.	Japan
Tida Power 36 G.K.	Japan
Tida Power 37 G.K.	Japan
Tida Power 38 G.K.	Japan
Tida Power 39 G.K.	Japan
Tida Power 40 G.K.	Japan
Datong CSI New Energy Development Co., Ltd.	PRC
Tumushuke CSI New Energy Development Co., Ltd.	PRC
Aheqi CSI New Energy Development Co., Ltd.	PRC

Subsidiary	Jurisdiction of Incorporation
CSI Photovoltaic Energy (Sihong) Inc.	PRC
Canadian Solar Inc. Korea Branch	Korea
Canadian Solar EMEA GmbH Italy Branch	Italy
Canadian Solar EMEA GmbH Sucursal en Espana	Spain
Canadian Solar EMEA GmbH, Podružnica Zagreb	Croatia
Canadian Solar International Project 1 Limited	Hong Kong
CSI Solar Project 3 Inc.	Canada
Heshuo CSI New Energy Development Co., Ltd.	PRC
Suzhou CSI Energy Management Co., Ltd.	PRC
Yanggao CSI New Energy Development Co., Ltd.	PRC

EXHIBIT A-1

Form of Lock-Up Agreement

February 11, 2014

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

United States of America

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

United States of America

As representatives (the “Representatives”) of the initial purchasers (the “Initial Purchasers”) named in Schedule A to the Purchase Agreement (as defined below) and of the underwriters (the “Underwriters”) named in Schedule A to the Underwriting Agreement (as defined below)

Ladies and Gentlemen:

The undersigned understands that the Representatives, for themselves and on behalf of the Initial Purchasers, propose to enter into a purchase agreement (the “Purchase Agreement”) with Canadian Solar Inc., a company incorporated in Canada (the “Company”), pursuant to which an offering (the “Note Offering”) will be made of 4.25% convertible senior notes due 2019 (the “Notes”) of the Company.  The undersigned further understands that the Representatives concurrently propose to enter into an underwriting agreement (the “Underwriting Agreement”) with the Company, for themselves and on behalf of the Underwriters, providing for the underwritten purchase and sale of 2,778,000 common shares, no par value (“Common Shares”, and together with the Notes, the “Offered Securities”) of the Company (together with the Note Offering, the “Offerings”).

A-1-1

As an inducement to the Initial Purchasers and the Underwriters to enter into the Purchase Agreement and the Underwriting Agreement, the undersigned hereby agrees that, beginning on the date of this letter (the “Letter Agreement”) and continuing for 90 days after the date of the final offering memorandum and prospectus used to sell the Offered Securities (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, make any short sale, establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act or otherwise dispose of any Common Shares, or any securities of the Company that are substantially similar to the Common Shares, or any options or warrants to purchase any Common Shares, or any securities convertible into, exchangeable for or that represent the right to receive Common Shares, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”), without, in each case, the prior written consent of the Representatives The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which could reasonably be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Undersigned’s Shares. In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Offered Securities or any security convertible into or exercisable or exchangeable for the Offered Securities. The foregoing restrictions shall not apply to (or otherwise limit or restrict) (1) the exercise of options to purchase Common Shares, including options issued pursuant to the Company’s equity compensation plans described in its Annual Report on Form 20-F for the year ended December 31, 2012, provided that such Common Shares shall remain subject to the terms of this Letter Agreement; (2) the receipt from the Company of Common Shares in connection with the vesting of restricted stock units or the disposition of Common Shares to the Company or third parties in connection with the payment of taxes due in connection with any such vesting; (3) the transfer of Common Shares to the Company upon the exercise of options to cover tax withholding obligations in connection with such exercise or (4) the sale of Common Shares issued pursuant to the Company’s equity compensation plans described in its Annual Report on Form 20-F for the year ended December 31, 2012, provided that such sales do not exceed 125,000 Common Shares.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to partners or immediate family members of the undersigned provided that the transferee agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iv) with the prior written consent of the Representatives; provided, however, that no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period). For purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

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In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of the Undersigned’s Shares if such transfer would constitute a violation or breach of this Letter Agreement.

This Letter Agreement shall be binding on the undersigned and the successors, heirs and assigns of the undersigned, and shall expire upon the expiration of the Lock-Up Period.

This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[signature page follows]

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Very truly yours,

SHAWN (XIAOHUA) QU	ROBERT MCDERMOTT

LARS-ERIC JOHANSSON	HARRY E. RUDA

MICHAEL G. POTTER	GUANGCHUN ZHANG

YAN ZHUANG	CHARLES (XIAOSHU) BAI

[Signature page to Lock-up Letter]

EXHIBIT B-1

Form of Opinion of WeirFoulds LLP

[Intentionally omitted]

B-1-1

EXHIBIT B-2

Form of Opinion of Kirkland & Ellis International LLP

[Intentionally omitted]

B-2-1

EXHIBIT B-3

Form of Opinion of Zhong Lun Law Firm

[Intentionally omitted]

B-3-1

EXHIBIT B-4

Form of Notice of Exercise of Overallotment Option

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[•], 2014

Canadian Solar Inc.
No. 199 Lushan Road, Suzhou New District,
Suzhou, Jiangsu 215129,

People’s Republic of China

Ladies and Gentlemen:

As representatives of the several underwriters (the “Underwriters”) listed in Schedule A to the Underwriting Agreement dated February 11, 2014 (the “Underwriting Agreement”) between Canadian Solar Inc. (the “Company”) and ourselves as representatives of the Underwriters, we hereby advise you that the Underwriters have determined to exercise the option granted to them in the Underwriting Agreement to purchase [•] additional shares of the Company’s common stock.

The Underwriters designate [•], 2014 as the closing date with respect to the [•] additional shares.

[Signature Page Follows]

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Very truly yours,

CREDIT SUISSE SECURITIES (USA) LLC
J.P. MORGAN SECURITIES LLC

As representatives of the several underwriters listed in Schedule A to the Underwriting Agreement

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

[Signature Page to Notice of Exercise of Overallotment Option]